EXHIBIT 99.1

Renavotio Secures $2,150,000 Initial Order From a PPE Supplier for Boxes of Surgical Gloves

Tulsa, OK – Accesswire - February 22, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), a holding company focused on infrastructure opportunities including personal protective equipment, 5G, utility construction, utility management, IoT, water, and waste management technology, is pleased to announce it has secured a $2,150,000 initial purchase order from a PPE supplier for boxes of surgical gloves, which order is subject to the buyer's product inspection and final 60% payment.

Renavotio Infratech, Inc., the Company's wholly owned subsidiary, has continued to focus on the PPE markets. The Company has secured production of PPE to supply third parties with masks, gloves and gowns.

After this delivery, Renavotio plans to utilize labels that will incorporate VerifyMe’s (Nasdaq: VRME) anti-counterfeit technology solution labels to secure a 2 million 100-count box order direct from the manufacturer. This initial order opens up overseas relationships to implement directly with the factories to prevent counterfeit PPE products from entering the U.S. Counterfeit Personal Protective Equipment (“PPE”) continues to be a major issue as the  pandemic persists. According to CNBC.com on February 17, 2021, DHS seizes over 11 million counterfeit 3M N95 masks, more raids to come.

Billy Robinson, Renavotio’s Chief Executive Officer, commented, “Over the past few months, we have strengthened the positioning of Renavotio for the sales, logistics and technology differentiation to accelerate our procurement and delivery process of PPE. We believe this initial order will lead to much more significant opportunities as we continue to develop direct relationships with manufacturers that we are introducing the VerifyMe anti-counterfeiting security technology to, allowing us to provide original manufacture PPE products with the knowledge that the risk of counterfeit has been minimized.

About Renavotio

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

For additional information on Renavotio, please click: www.renavotio.com

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave., Suite 600

Tulsa, OK 74119

Email Contact: brobinson@renavotio.com
Telephone: 1-888-928-1312

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